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                                                                      Exhibit 31

                                  CERTIFICATION

         I, Paul Knauss, the Vice President and Chief Financial Officer of DaimlerChrysler Services North America LLC, the Servicer of DaimlerChrysler Master Owner Trust, certify that:

I have reviewed this annual report on Form 10-K and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by this annual report, of DaimlerChrysler Master Owner Trust;

Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

Based on my knowledge, the distribution or servicing information required to be provided to the trustee by the servicer under the pooling and servicing, or similar, agreement, for inclusion in these reports is included in these reports;

I am responsible for reviewing the activities performed by the servicer under the pooling and servicing, or similar, agreement and based upon my knowledge and the annual compliance review required under that agreement, and except as disclosed in the reports, the servicer has fulfilled its obligations under that agreement; and

The reports disclose all significant deficiencies relating to the servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing, or similar, agreement, that is included in these reports.

         Date: March 30, 2004

                               /s/ Paul E. Knauss
                               -------------------------------------------------
                               Paul E. Knauss
                               Vice President and Chief Financial Officer
                               DaimlerChrysler Services North America LLC,
                               as Servicer of DaimlerChrylser Master Owner Trust